DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant             [X]

Filed by a Party other than the [_]

Registrant

      Check the appropriate box:

[_]        Preliminary Proxy Statement

[_]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]        Soliciting Materials under Rule 14a-12

            Dreyfus Investment Grade Funds, Inc.

-          Dreyfus Intermediate Term Income Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[ ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)        Proposed maximum aggregate value of transaction:

(5)        Total Fee Paid:

[_] Fee paid previously with preliminary materials.

[_]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

            Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

DREYFUS INTERMEDIATE TERM INCOME FUND

c/o of The Dreyfus Corporation
200 Park Avenue
New York NY 10166

IMPORTANT NOTICE

August 1, 2018

Dear Shareholder:

We recently sent you proxy materials regarding the upcoming Special Meeting of Shareholders of Dreyfus Intermediate Term income Fund (the Fund ), scheduled to be held on September 5, 2018 (the Meeting ). Our records indicate that we have not received your voting instructions on an important proposal to be presented at this Meeting. Please take a moment now to cast your vote so that your shares may be represented. Another copy of your proxy card(s) has been enclosed. Your vote is critical to the outcome of this Meeting.

After careful review, the Company s Board has unanimously approved the proposal detailed in the proxy materials and is recommending that Fund shareholders vote FOR this proposal.

Should you have any questions regarding the proposal, please call the toll-free number 1-877-478-5047 Monday through Friday between 9:00 a.m. and 10:00 p.m. and Saturday between 10:00 a.m. and 6:00 p.m. Eastern Time. The voting options below have been set up for your convenience. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Please take a moment now to cast your vote using one of the options listed below:

Thank you for your assistance with this important matter.

Bradley J. Skapyak
President
Dreyfus Intermediate Term Income Fund,
a series of Dreyfus Investment Grade Funds, Inc.